SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 31, 2005

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

Flow International Corporation (the “Company”), the world’s leading supplier of ultrahigh-pressure waterjet products, announced that, effective October 31, 2005 it had completed the divestiture of its General Press operations, which consist of the North America Press and the International Press segments, as well as the non-ultrahigh-pressure portion of its food business, which is included in Avure’s Fresher Under Pressure® food segment. The businesses were acquired by an affiliate of Gores Technology Group, LLC (“Gores”), a Los Angeles-based private equity firm.

The sale was completed pursuant to a Purchase Agreement dated September 30, 2005 between Flow and Quintus Holdings, LLC (“Quintus”), as amended by a First Amendment dated October 31, 2005, (the “Agreement”). The Purchase Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K dated October 4, 2005; the First Amendment is attached hereto as Exhibit 10.1.

Pursuant to the Agreement, the Company sold (a) the Company’s subsidiaries Avure Technologies Incorporated, Flow International FPS AB and Avure Technologies AB, (b) the Company’s 51% ownership in Flow Autoclave Systems, a joint venture with Snap-Tite, and (c) an intercompany promissory note. The consideration delivered at closing, based on a preliminary working capital adjustment calculation, included $5.35 million in cash, and notes totaling $9.35 million. At closing the Company entered into a Supply Agreement with Quintus whereby the Company has agreed to supply certain high pressure pump products on an exclusive basis to Quintus.

The foregoing is a summary of the terms of the transaction and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, as amended.

ITEM 7.01.	Regulation FD Disclosure.

A press release (the “Press Release”) announcing that the sale had been completed was issued by the Company on November 1, 2005. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information contained in the Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

As the Company announced on September 20, 2005, it will restate its financial results for the year ended April 30, 2005. Also, in conjunction with the Public Company Accounting Oversight Board’s inspection of the Company’s Independent Registered Public Accounting Firm (“IRPAF”), the IRPAF continues to complete required audit procedures in connection with the 2005 financial statements. Until the IRPAF has completed these procedures and the 2005 financial statements are restated, the Company will not be in a position either to file its 10-Q for the first quarter or the pro forma financial information relating to the sale described in Item 2.01, above, and required pursuant to Article 11 of Regulation S-X. The pro forma financial information will be filed by amendment, when it is available.

(d) Exhibits

10.1	First Amendment to Purchase Agreement between Flow International Corporation and Quintus Holdings, LLC dated October 31, 2005

99.1.	Press Release of Flow International Corporation, dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2005	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary